Mr. Yarek Bartosz
9521 21st Street
Calgary, Alberta  T2C4131
Canada

April 1, 2003

RE: G2 Ventures, Inc.

Dear Yarek,

         Reference is made to the Sale of Assets Agreement dated as of April 1, 2003 by and between G2 Companies, Inc. ("Seller") and G2 Ventures, Inc. ("Purchaser"). In connection with such agreement, I hereby transfer back to you 1,157,900 shares of common stock of Seller in consideration of your payment to me of $100.00.


Very Truly Yours,



Gust Kepler
President
G2 Companies, Inc.